Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, July 31, 2018 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter 2018 net income(1) of $44.5 million, or $0.55 per diluted share, compared to net income of $46.3 million, or $0.56 per diluted share, during the prior quarter and net income of $24.1 million, or $0.29 per diluted share, during the second quarter of 2017.

Revenues of $295.3 million during the quarter declined 1% sequentially and increased 3% compared to the second quarter of 2017.  Operating expenses of $237.1 million during the quarter remained largely unchanged compared to the prior quarter and increased less than 1% compared to the same quarter in 2017.  The operating margin was 19.7% during the current quarter, compared to 20.1% and 17.8% during the first quarter of 2018 and the second quarter of 2017, respectively.

Assets under management ended the quarter at $78.7 billion, declining 2% compared to the prior quarter and 2% compared to the second quarter of 2017.  Sales of $2.9 billion during the current quarter declined 23% compared to the first quarter of 2018 and were 11% lower than the second quarter of 2017.  Net outflows were $3.1 billion during the current quarter, compared to net outflows of $1.5 billion during the prior quarter and $2.5 billion during the second quarter of 2017, with the current quarter redemption increase driven primarily by the Institutional channel.  A sequential improvement in market return helped offset some of the outflows during the current quarter.

Broker-dealer assets under administration ended the quarter at $57.1 billion, increasing 1% compared to the first quarter of 2018 and 6% compared to the second quarter of 2017.  Average productivity per advisor, as measured by average trailing twelve-month revenue per advisor, was $314 thousand for the twelve-month period ended June 30, 2018; improving 10% compared to the twelve-month period ended March 31, 2018.  Average productivity per advisor continues to rise as we focus our programs and support on high-performing financial advisors.

“We continue to be focused on managing our product line to ensure its competitiveness.  Strengthening our investment performance and dynamically managing our products and their distribution are key steps in our progress,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. “We believe in the value we provide as active managers, and our recent results have borne that out, with performance improvement across a majority of our key strategies.”

Revenues Analysis

Investment management fee revenues decreased $3.3 million, or 2%, sequentially, or slightly less than the decrease in average assets under management due to an additional day in the current quarter.  Compared to the second quarter of 2017, fees declined less than 1%.  During the current quarter, the effective management fee rate was 65.4 basis points, compared to 65.8 basis points during the first quarter of 2018 and 65.1 basis points during the second quarter of 2017.  Average assets under management were $80.0 billion during the current quarter, compared to $82.4 billion during the prior quarter and $80.6 billion during the second quarter of 2017.

Underwriting and distribution fees decreased $0.2 million, or less than 1%, sequentially.  A decrease in distribution fees due to lower assets in unaffiliated distribution was partially offset by higher asset-based advisory fee revenues in the broker-dealer.  Compared to the second quarter of 2017, fees increased $9.1 million, or 7% due to higher asset-based advisory fees in the broker-dealer and new revenues from independent financial advisors for services, which were partially offset by lower distribution fees.

(1)  Net income represents net income attributable to Waddell & Reed Financial, Inc.

Operating Expenses Analysis

Distribution expenses decreased $0.2 million, or less than 1% sequentially, in correlation with the decrease in underwriting and distribution revenues.  Compared to the second quarter of 2017, distribution expenses increased $5.3 million, or 5% due to higher commissions paid to independent financial advisors under the new commission structure that became effective on January 1, 2018 and higher commissions on our asset-based advisory products due to advisory asset growth.  The increase was partly offset by lower commissions paid to third-party distributors.

Compensation and benefits expenses declined $3.0 million, or 4% sequentially, due to lower payroll taxes, savings plan costs and equity compensation, which were partially offset by severance costs of $4.4 million during the current quarter.  Compared to the second quarter of 2017, expenses rose $0.5 million, or less than 1%, as severance costs and the annual merit increase were partly offset by lower pension costs due to the prior year plan freeze.

General and administrative expenses declined $0.4 million, or 2%, sequentially due to lower usage of consultants following the completion of various projects and lower fund waiver costs.  Compared to the second quarter of 2017, expenses declined $4.1 million, or 18%, due to a combination of lower usage of consultants during the current quarter, primarily for Project E, the Department of Labor fiduciary rule, and to fund merger costs in 2017.

Technology expenses increased $0.6 million, or 4%, sequentially due to a combination of higher data service costs and consulting costs.  Compared to the second quarter of 2017, expenses declined $0.5 million, or 3% due to lower software licensing costs.

The current quarter includes an intangible impairment charge of $1.2 million related to a terminated subadvisory agreement.

Income Taxes

During the second quarter, we resolved and closed an outstanding state tax liability resulting in a benefit of $6.4 million, which was largely offset by the tax shortfall on restricted stock vesting.

Assets Under Management

(in millions)

	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,
	2017			2018
Unaffiliated (1)
Beginning assets	$30,182	$30,307	$31,062	$31,133	$31,055
Sales (2)	2,080	1,790	1,577	2,245	1,779
Redemptions	(2,886)	(2,486)	(2,912)	(2,692)	(2,646)
Net exchanges	235	213	316	247	284
Net Flows	(571)	(483)	(1,019)	(200)	(583)
Market action	696	1,238	1,090	122	310
Ending assets	$30,307	$31,062	$31,133	$31,055	$30,782
Annualized organic growth rate	(7.6)%	(6.4)%	(13.1)%	(2.6)%	(7.5)%
Annualized redemption rate (3)	39.2%	33.0%	37.9%	35.8%	34.9%
Institutional
Beginning assets	$7,792	$7,036	$6,365	$6,289	$6,449
Sales (2)	78	68	66	552	153
Redemptions	(1,057)	(1,139)	(521)	(604)	(1,652)
Net exchanges	6	—	—	—	—
Net Flows	(973)	(1,071)	(455)	(52)	(1,499)
Market action	217	400	379	212	300
Ending assets	$7,036	$6,365	$6,289	$6,449	$5,250
Annualized organic growth rate	(49.9)%	(60.9)%	(28.6)%	(3.3)%	(93.0)%
Annualized redemption rate (3)	58.7%	67.3%	32.2%	37.8%	115.4%
Broker-Dealer
Beginning assets	$43,110	$43,084	$43,472	$43,660	$42,707
Sales (2)	1,142	1,024	1,077	1,001	1,002
Redemptions	(1,812)	(2,049)	(2,026)	(1,958)	(1,770)
Net exchanges	(241)	(213)	(316)	(247)	(284)
Net Flows	(911)	(1,238)	(1,265)	(1,204)	(1,052)
Market action	885	1,626	1,453	251	964
Ending assets	$43,084	$43,472	$43,660	$42,707	$42,619
Annualized organic growth rate	(8.5)%	(11.5)%	(11.6)%	(11.0)%	(9.9)%
Annualized redemption rate (3)	14.7%	16.4%	16.1%	15.1%	14.4%
Consolidated Total
Beginning assets	$81,084	$80,427	$80,899	$81,082	$80,211
Sales (2)	3,300	2,882	2,720	3,798	2,934
Redemptions	(5,755)	(5,674)	(5,459)	(5,254)	(6,068)
Net exchanges	—	—	—	—	—
Net Flows	(2,455)	(2,792)	(2,739)	(1,456)	(3,134)
Market action	1,798	3,264	2,922	585	1,574
Ending assets	$80,427	$80,899	$81,082	$80,211	$78,651
Annualized organic growth rate	(12.1)%	(13.9)%	(13.5)%	(7.2)%	(15.6)%
Annualized redemption rate (3)	27.9%	27.1%	25.7%	24.8%	29.8%

(1)         Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only “DCIO”,  Registered Investment Advisor “RIA” and Variable Annuity “VA”.

(2)         Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

(3)         Excluding Money Market.

Fund Rankings	1 Year	3 Years	5 Years
Lipper
Funds ranked in top half	55%	36%	51%
Assets ranked in top half	50%	47%	60%
MorningStar
Funds ranked in top half	48%	35%	49%
Assets ranked in top half	47%	36%	58%

MorningStar Ratings	Overall	3 Years	5 Years
Funds with 4/5 stars	38%	19%	29%
Assets with 4/5 stars	52%	25%	47%

Based on class I share, which reflects sales and asset concentrations.

	Three Months Ended
Broker-Dealer	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,
(in millions)	2017			2018
Assets under administration (AUA)
Advisory assets	$19,535	$20,734	$21,613	$22,050	$22,868
Non-advisory assets	34,373	34,856	35,073	34,216	34,210
Total assets under administration	53,908	55,590	56,686	56,266	57,078

Net new advisory assets (1)	$22	$420	$129	$392	$315
Net new non-advisory assets (1), (2)	(693)	(965)	(1,047)	(983)	(916)
Total net new AUA (1)	(671)	(545)	(918)	(591)	(601)

Annualized advisory AUA growth (3)	0.5%	8.6%	2.5%	7.3%	5.7%
Annualized AUA growth (3)	(5.0)%	(4.0)%	(6.6)%	(4.2)%	(4.3)%

Advisor headcount	1,581	1,481	1,367	1,170	1,130
Avg. trailing 12-month revenue per advisor (4) (in thousands)	$232	$240	$256	$285	$314
Advisor associates	254	262	265	327	339

(1)         Net new assets is calculated by taking total client deposits and net transfers less client withdrawals.

(2)         Excludes activity related to products held outside of our platform.  These assets represent less than 10% of total AUA.

(3)         Annualized growth is calculated by annualizing the quarterly net new assets divided by beginning assets under administration.

(4)         Production per advisor is calculated as trailing 12- month total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of financial advisors.  “Other” underwriting and distribution fees predominantly include fees paid by advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Sequential Qtr.			Year-over-Year Qtr.
	2018	2018	2017	Change	%		Change	%
Revenues:
Investment management fees	$130,391	$133,692	$130,878	$(3,301)	(2.5)%		$(487)	(0.4)%
Underwriting and distribution fees	137,873	138,041	128,776	(168)	(0.1)%		9,097	7.1%
Shareholder service fees	27,074	25,882	27,003	1,192	4.6%		71	0.3%
Total	295,338	297,615	286,657	(2,277)	(0.8)%		8,681	3.0%
Operating expenses:
Distribution (1)	114,315	114,470	109,060	(155)	(0.1)%		5,255	4.8%
Compensation and benefits	65,828	68,785	65,332	(2,957)	(4.3)%		496	0.8%
General and administrative	19,143	19,538	23,287	(395)	(2.0)%		(4,144)	(17.8)%
Technology	17,235	16,644	17,780	591	3.6%		(545)	(3.1)%
Occupancy	6,969	6,964	7,548	5	0.1%		(579)	(7.7)%
Marketing and advertising	2,896	2,281	3,264	615	27.0%		(368)	(11.3)%
Depreciation	5,819	5,302	5,175	517	9.8%		644	12.4%
Subadvisory fees	3,683	3,708	3,194	(25)	(0.7)%		489	15.3%
Intangible asset impairment	1,200	—	900	1,200	N/M		300	33.3%
Total	237,088	237,692	235,540	(604)	(0.3)%		1,548	0.7%
Operating income	58,250	59,923	51,117	(1,673)	(2.8)%		7,133	14.0%
Investment and other income (loss)	841	2,816	2,997	(1,975)	(70.1)%		(2,156)	(71.9)%
Interest expense	(1,551)	(1,802)	(2,788)	251	13.9%		1,237	44.4%
Income before provision for income taxes	57,540	60,937	51,326	(3,397)	(5.6)%		6,214	12.1%
Provision for income taxes	13,284	14,966	26,608	(1,682)	(11.2)%		(13,324)	(50.1)%
Net income	44,256	45,971	24,718	(1,715)	(3.7)%		19,538	79.0%
Net income (loss) attributable to redeemable noncontrolling interests	(222)	(366)	656	144	39.3%		(878)	(133.8)%
Net income attributable to Waddell & Reed Financial, Inc.	$44,478	$46,337	$24,062	$(1,859)	(4.0	) %	$20,416	84.8%
Net income per share, basic and diluted:	$0.55	$0.56	$0.29
Weighted average shares outstanding - basic and diluted	81,449	83,111	83,611
Operating margin	19.7%	20.1%	17.8%

(1) Distribution expense
Unaffiliated	28,686	30,354	32,998
Broker-dealer	85,629	84,116	76,062
	$114,315	$114,470	$109,060

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Six Months Ended
	Jun. 30,	Jun. 30,
	2018	2017	Change	%
Revenues:
Investment management fees	$264,083	$261,314	$2,769	1.1%
Underwriting and distribution fees	275,914	257,607	18,307	7.1%
Shareholder service fees	52,956	54,300	(1,344)	(2.5)%
Total	592,953	573,221	19,732	3.4%
Operating expenses:
Distribution (1)	228,785	217,497	11,288	5.2%
Compensation and benefits	134,613	132,367	2,246	1.7%
General and administrative	38,681	45,482	(6,801)	(15.0)%
Technology	33,879	34,757	(878)	(2.5)%
Occupancy	13,933	15,333	(1,400)	(9.1)%
Marketing and advertising	5,177	5,875	(698)	(11.9)%
Depreciation	11,121	10,396	725	7.0%
Subadvisory fees	7,391	5,891	1,500	25.5%
Intangible asset impairment	1,200	1,500	(300)	(20.0)%
Total	474,780	469,098	5,682	1.2%
Operating income	118,173	104,123	14,050	13.5%
Investment and other income (loss)	3,657	6,009	(2,352)	(39.1)%
Interest expense	(3,353)	(5,574)	2,221	39.8%
Income before provision for income taxes	118,477	104,558	13,919	13.3%
Provision for income taxes	28,250	45,489	(17,239)	(37.9)%
Net income	90,227	59,069	31,158	52.7%
Net income attributable to redeemable noncontrolling interests	(588)	1,136	(1,724)	(151.8)%
Net income attributable to Waddell & Reed Financial, Inc.	$90,815	$57,933	$32,882	56.8%
Net income per share, basic and diluted:	$1.10	$0.69
Weighted average shares outstanding - basic and diluted	82,275	83,843
Operating margin	19.9%	18.2%

(1) Distribution expense
Unaffiliated	59,039	66,906
Broker-dealer	169,746	150,591
	$228,785	$217,497

Underwriting and distribution fees

(in thousands)

	For the three months ended Jun. 30, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$66,580	$66,580
Rule 12b-1 service and distribution fees	20,051	18,109	38,160
Sales commissions on front-end load mutual funds and variable annuity products	507	13,823	14,330
Sales commissions on other products	—	9,065	9,065
Other revenues	148	9,590	9,738
Total underwriting and distribution fees	$20,706	$117,167	$137,873

	For the three months ended Mar. 31, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$65,516	$65,516
Rule 12b-1 service and distribution fees	20,976	18,377	39,353
Sales commissions on front-end load mutual funds and variable annuity products	470	14,427	14,897
Sales commissions on other products	—	8,422	8,422
Other revenues	185	9,668	9,853
Total underwriting and distribution fees	$21,631	$116,410	$138,041

	For the three months ended Jun. 30, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$58,313	$58,313
Rule 12b-1 service and distribution fees	22,852	18,863	41,715
Sales commissions on front-end load mutual funds and variable annuity products	319	14,529	14,848
Sales commissions on other products	—	8,460	8,460
Other revenues	353	5,087	5,440
Total underwriting and distribution fees	$23,524	$105,252	$128,776

	For the six months ended Jun. 30, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$132,097	$132,097
Rule 12b-1 service and distribution fees	41,027	36,486	77,513
Sales commissions on front-end load mutual funds and variable annuity products	977	28,249	29,226
Sales commissions on other products	—	17,487	17,487
Other revenues	333	19,258	19,591
Total underwriting and distribution fees	$42,337	$233,577	$275,914

	For the six months ended Jun. 30, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$115,069	$115,069
Rule 12b-1 service and distribution fees	46,869	37,518	84,387
Sales commissions on front-end load mutual funds and variable annuity products	765	28,855	29,620
Sales commissions on other products	—	15,697	15,697
Other revenues	779	12,055	12,834
Total underwriting and distribution fees	$48,413	$209,194	$257,607

Unaudited Condensed Balance Sheet

(in thousands)

	Jun. 30,	Dec. 31,
	2018	2017
Assets
Cash & cash equivalents (unrestricted)	$240,420	$207,829
Investment securities	584,769	700,492
Other assets	239,570	241,305
Property and equipment, net	77,154	87,667
Goodwill and intangible assets	145,869	147,069
Total assets	$1,287,782	$1,384,362
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$—	$94,996
Long-term debt	94,819	94,783
Other liabilities	290,193	307,190
Redeemable noncontrolling interests	17,052	14,509
Total stockholders’ equity	885,718	872,884
Liabilities, redeemable noncontrolling interests and equity	$1,287,782	$1,384,362
Shares outstanding (in millions)	80.4	82.7

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Cash provided by (used in):
Operating activities	$122,816	$50,265	$(93,666)	$173,081	$(30,101)
Investing activities	(6,541)	56,272	(27,888)	49,731	(17,668)
Financing activities	(60,557)	(131,948)	(22,913)	(192,505)	(72,233)
Net change during period	$55,718	$(25,411)	$(144,467)	$30,307	$(120,002)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	June 30,	June 30,
(in thousands)	2018	2018	2017	2018	2017
Shares repurchased
Number of shares	2,098,625	996,309	237,472	3,094,934	714,354
Total cost	$40,142	$20,507	$4,037	$60,649	$12,013
Dividend paid
Rate per share	$0.25	$0.25	$0.46	$0.25	$0.46
Total paid	$20,591	$20,890	$38,465	$41,481	$77,236
Capital returned to stockholders	$60,733	$41,397	$42,502	$102,130	$89,249

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, which include, without limitation:

•                  The loss of existing distribution relationships or inability to access new distribution relationships;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2017 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2018. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.